Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE January 21, 2014	Media contacts: Bob Varettoni 908-559-6388 robert.a.varettoni@verizon.com Ray McConville 908-559-3504 raymond.mcconville@verizon.com

Verizon Caps Strong Record of Success in 2013 With Fourth

Consecutive Quarter of Double-Digit Earnings Growth

4Q 2013 HIGHLIGHTS

Consolidated

•	$1.76 in earnings per share (EPS), compared with a loss of $1.48 in EPS in 4Q 2012, including significant non-operational items in both quarters, primarily related to the annual actuarial valuation of benefit plans and mark-to-market pension adjustments.

•	66 cents in adjusted EPS (non-GAAP), a 73.7 percent increase compared with adjusted EPS of 38 cents per share in 4Q 2012 that included 7 cents per share in impacts from Superstorm Sandy.

Wireless

•	8.0 percent year-over-year increase in service revenues in 4Q 2013; 7.5 percent year-over-year increase in retail service revenues; 29.5 percent operating income margin and 47.0 percent segment EBITDA margin on service revenues (non-GAAP).

•	1.7 million retail net additions, excluding acquisitions and adjustments; 1.6 million retail postpaid net additions; low retail postpaid churn of 0.96 percent; 102.8 million total retail connections, 96.8 million total retail postpaid connections.

Verizon News Release, page 2

•	4G LTE service now available to nearly 305 million people in more than 500 markets across the U.S.

Wireline

•	6.4 percent year-over-year increase in consumer revenues; consumer ARPU (average revenue per user) up 10.8 percent year over year.

•	15.6 percent year-over-year increase in FiOS revenues; 126,000 FiOS Internet and 92,000 FiOS Video net additions, with continued increased sales penetration for both services.

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported another strong quarter of earnings, revenue and cash-flow growth.

With fourth-quarter 2013 EPS of $1.76 (adjusted, non-GAAP, 66 cents), Verizon has posted year-over-year double-digit percentage growth in operating income and EPS in all four quarters of 2013, and in seven of the past eight quarters.

Lowell McAdam, Verizon chairman and CEO, said: “Verizon delivered a total return of 18.6 percent to our shareholders in 2013, while attracting more customers than our competitors and improving our financial performance. This included more than 20 percent year-over-year increases in operating cash flow and EPS. In 2014, we look forward to acquiring sole ownership of Verizon Wireless, the best asset in the global wireless industry, and leveraging all our assets to deliver innovative products to customers and more value to shareholders.”

Verizon reported $1.76 in EPS in fourth-quarter 2013, compared with a loss of $1.48 per share in fourth-quarter 2012. Results in both quarters included significant non-operational items.

Fourth-quarter 2013 results included an after-tax gain of $3.7 billion, or $1.29 per share, primarily non-cash and related to the annual actuarial valuation of benefit plans and mark-to-market pension adjustments. This favorable accounting adjustment was partially offset by after-tax charges of $540 million, or 19 cents per share, for transaction costs related to the acquisition of Vodafone Group PLC’s indirect 45 percent interest in Verizon Wireless. Assuming approval

Verizon News Release, page 3

of Verizon and Vodafone shareholders later this month, the closing of the acquisition is planned for Feb. 21 and would be immediately accretive to earnings by about 10 percent.

Fourth-quarter 2012 charges totaled $1.86 per share – $1.55 per share for the annual actuarial valuation of benefit plans and mark-to-market pension adjustments, and 31 cents per share for the early retirement of debt and other restructuring activities.

On a comparable basis, Verizon reported 66 cents in adjusted EPS (non-GAAP) in fourth-quarter 2013, a 73.7 percent increase compared with adjusted EPS of 38 cents in fourth-quarter 2012 that also included 7 cents per share in impacts from Superstorm Sandy.

For the full year, Verizon reported $4.00 in EPS in 2013, compared with 31 cents per share in 2012. On an adjusted basis (non-GAAP), Verizon reported $2.84 in adjusted EPS in 2013, a 26.8 percent increase from $2.24 in adjusted EPS in 2012.

Consolidated Results Highlighted by Revenue, Margin and Cash-Flow Growth

With revenue growth across all strategic areas – Verizon Wireless, FiOS and strategic enterprise services – Verizon generated total operating revenues of $120.6 billion for full-year 2013, an increase of 4.1 percent, or $4.7 billion, compared with 2012.

Consolidated Highlights

•	Total operating revenues in fourth-quarter 2013 were $31.1 billion, a 3.4 percent increase compared with fourth-quarter 2012, with 84 percent of revenues generated by Verizon Wireless, FiOS and strategic enterprise services.

•	For full-year 2013, increased revenues and effective cost management resulted in operating income of $32.0 billion. After adjusting for pension and benefit impacts and other non-operational items, this represented more than 21 percent growth in adjusted operating income (non-GAAP) compared with 2012.

•

Consolidated operating income margin was 26.5 percent for 2013, compared with 11.4 percent for 2012. Consolidated EBITDA margin (based on earnings before interest, taxes, depreciation and amortization) was 40.3 percent for 2013, compared with 25.6 percent for 2012. On an adjusted basis (non-GAAP), consolidated EBITDA margin increased 260

Verizon News Release, page 4

basis points in 2013 compared with 2012, to 34.9 percent. This was Verizon’s highest adjusted full-year consolidated EBITDA margin (non-GAAP) in eight years.

•	Cash flow from operating activities totaled $38.8 billion in 2013, a 23.3 percent increase compared with 2012. Capital expenditures totaled $16.6 billion in 2013, compared with $16.2 billion in 2012. Verizon estimates investments in the range of $16.5 billion to $17 billion for capital expenditures in 2014, with a continued decrease in capital spending as a percentage of total revenues.

•	Free cash flow (non-GAAP, cash flow from operations less capital expenditures) totaled $22.2 billion in 2013, an increase of 45.1 percent, or $6.9 billion, compared with 2012. From this $22.2 billion, Verizon returned $5.9 billion in dividends to shareholders, including a seventh consecutive year of a quarterly dividend increase.

•	Verizon estimates its cash contributions in 2014 for pension funding requirements will be $1.2 billion.

Verizon Wireless Delivers Strong Customer Additions, Revenue Growth and Profitability

In fourth-quarter 2013, Verizon Wireless delivered strong growth in retail net connections and service revenues, an increase in smartphone penetration, and continued low retail postpaid churn.

Wireless Financial Highlights

•	Total revenues were $21.1 billion in fourth-quarter 2013, up 5.7 percent year over year. Service revenues in the quarter totaled $17.7 billion, up 8.0 percent year over year – marking the fifth consecutive quarter of at least 8 percent growth. Retail service revenues grew 7.5 percent year over year, to $17.0 billion.

•	For full-year 2013, total revenues were $81.0 billion, up 6.8 percent over 2012, and service revenues were $69.0 billion in 2013, up 8.3 percent year over year.

•	Retail postpaid ARPA (average revenue per account) grew 7.1 percent over fourth-quarter 2012, to $157.21 per month.

•	In fourth-quarter 2013, wireless operating income margin was 29.5 percent, and segment EBITDA margin on service revenues (non-GAAP) was 47.0 percent, up 560 basis points from fourth-quarter 2012. For full-year 2013, operating income margin was 32.1 percent, up 340 basis points from 2012; segment EBITDA margin was 49.5 percent, up 290 basis points year over year.

Verizon News Release, page 5

Wireless Operational Highlights

•	Verizon Wireless added 1.7 million retail net connections in the fourth quarter, including 1.6 million retail postpaid net connections. The company added 4.1 million net retail postpaid connections in 2013. These additions exclude acquisitions and adjustments.

•	At the end of 2013, the company had 102.8 million retail connections, a 4.7 percent increase year over year – including 96.8 million retail postpaid connections.

•	Verizon Wireless had 35.1 million retail postpaid accounts at the end of the fourth quarter and an average of 2.8 connections per account, up 4.5 percent year over year.

•	At year-end 2013, smartphones accounted for 70 percent of the Verizon Wireless retail postpaid customer phone base, up from 67 percent at the end of third-quarter 2013.

•	Retail postpaid churn was 0.96 percent in fourth-quarter 2013, up 1 basis point year over year and down 1 basis point from third-quarter 2013. Total retail churn was 1.27 percent in fourth-quarter 2013, up 3 basis points year over year.

•	Verizon Wireless has substantially completed deployment of its 4G LTE network, covering more than 99 percent of its current 3G network footprint. The Verizon Wireless 4G LTE network is now available to 97 percent of the U.S. population in more than 500 markets covering nearly 305 million people, including those in areas served by the company’s LTE in Rural America partners.

•	The company continued to enhance its 4G LTE smartphone lineup. In the fourth quarter, Verizon Wireless launched the Nokia Lumia 2520, the Samsung S4 mini and Galaxy III mini, the HTC One Max and the BlackBerry Z30. The company also launched the Verizon Ellipsis Jetpack and Verizon Ellipsis 7 Tablet, and the Delphi Connect with 4G LTE, which offers vehicle diagnostics as well as a mobile hotspot for up to five connected devices.

•	In November, Verizon Wireless opened its first Destination Store at Mall of America in Minneapolis. The store, containing more than 9,000 square feet, features Lifestyle Zones that help customers discover the latest gadgets, devices and solutions.

Wireline Highlighted by Strong Consumer Revenue Growth

Verizon’s wireline segment reported continued strong results for consumer services, where year-over-year quarterly revenues now have grown by more than 4 percent for six consecutive quarters – a growth rate the company considers sustainable. In enterprise and wholesale markets, sales of global enterprise strategic services continued to increase and constitute a larger percentage of the revenue base.

Verizon News Release, page 6

Wireline Financial Highlights

•	In fourth-quarter 2013, consumer revenues were $3.8 billion, an increase of 6.4 percent compared with fourth-quarter 2012. Consumer ARPU for wireline services increased to $117.06 in fourth-quarter 2013, up 10.8 percent compared with fourth-quarter 2012.

•	Representing 73 percent of total consumer revenues, FiOS consumer revenues grew 14.9 percent, to nearly $2.8 billion, in fourth-quarter 2013, compared with fourth-quarter 2012. Total FiOS revenues grew 15.6 percent over the same period.

•	Wireline operating income margin was 1.0 percent for 2013, up from 0.2 percent for 2012. Segment EBITDA margin (non-GAAP) was 22.2 percent for 2013, flat compared with 22.1 percent when excluding storm impacts for 2012. Verizon expects the wireline segment EBITDA margin to increase in 2014.

•	Sales of strategic services to global enterprise customers increased 2.3 percent compared with fourth-quarter 2012 and represented 59 percent of total enterprise revenues. Strategic services include cloud and data center services, security and IT solutions, advanced communications, strategic networking and telematics services.

Wireline Operational Highlights

•	In fourth-quarter 2013, Verizon added 126,000 net new FiOS Internet connections and 92,000 net new FiOS Video connections. Verizon had a total of 6.1 million FiOS Internet and 5.3 million FiOS Video connections at year-end 2013, representing year-over-year increases of 11.9 percent and 11.3 percent, respectively.

•	FiOS penetration (subscribers as a percentage of potential subscribers) continued to increase. FiOS Internet penetration was 39.5 percent at the end of fourth-quarter 2013, compared with 37.3 percent at the end of fourth-quarter 2012. In the same periods, FiOS Video penetration was 35.0 percent, compared with 33.3 percent. The FiOS network passed 18.6 million premises by year-end 2013.

•	By the end of fourth-quarter 2013, 46 percent of consumer FiOS Internet customers subscribed to FiOS Quantum, which provides speeds ranging from 50 to 500 megabits per second, up from 41 percent at the end of third-quarter 2013. In fourth-quarter 2013, 55 percent of consumer FiOS Internet sales were for speeds of at least 50 megabits per second.

•	Broadband connections totaled more than 9.0 million at year-end 2013, a 2.5 percent year-over-year increase. Net broadband connections increased by 20,000 in fourth-quarter 2013, as FiOS Internet net additions more than offset a decline in DSL-based High Speed Internet connections.

•	Verizon has been replacing high-maintenance portions of its residential copper network with fiber optics to provide enhanced services and to reduce ongoing repair costs. In 2013, Verizon migrated 330,000 homes to fiber, exceeding the target of 300,000 migrations within FiOS markets. By year-end, Verizon had fewer than 1 million consumer customers served by copper in FiOS markets.

Verizon News Release, page 7

•	Verizon Enterprise Solutions began deploying innovative cloud, security, M2M (machine-to-machine) and other wireline and wireless business technology solutions for a variety of new clients around the globe in the quarter, including Autonet, CME Group, FrieslandCampina, Hyundai, Tesco, U.S. Department of Treasury, Internal Revenue Service, U.S. Department of Veterans Affairs, U.S. Agency for International Development, Defense Information Systems Agency and U.S. Department of the Interior.

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with nearly 103 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries. A Dow 30 company with more than $120 billion in 2013 revenues, Verizon employs a diverse workforce of 176,800. For more information, visit www.verizon.com.

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Advertisement

This communication is deemed an advertisement for the purposes of the U.K. prospectus rules and is not a prospectus or a prospectus equivalent document. Any decision to subscribe for, purchase, otherwise acquire, sell or otherwise dispose of any Verizon Communications Inc. shares must be made only on the basis of the information contained in and incorporated by reference into the U.K. prospectus published by Verizon in connection with the proposed transaction with Vodafone Group Plc. Copies of the U.K. prospectus are available from Verizon’s registered offices and on Verizon’s website at www.verizon.com/investor/shareownersservices.

Forward-Looking Statements

In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the ability to realize the expected benefits of our proposed transaction with Vodafone in the timeframe expected or at all; the ability to complete the Vodafone transaction in the timeframe expected or at all and the costs that could be required to do so; failure to obtain applicable regulatory or shareholder approvals in connection with the Vodafone transaction in a timely manner or at all; failure to satisfy other closing conditions to the Vodafone transaction or events giving rise to termination of the transaction agreement; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significantly increased levels of indebtedness as a result of the

Vodafone transaction; changes in tax laws or treaties, or in their interpretation; adverse conditions in the U.S. and international economies; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; the effects of competition in the markets in which we operate; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or pursuant to an exemption from the registration requirements thereof.

Additional Information and Where to Find It

Verizon Communications Inc. has filed with the SEC a registration statement on Form S-4 containing a prospectus with respect to the Verizon securities to be offered in the proposed transaction with Vodafone (the “prospectus”). Verizon also filed with the SEC a proxy statement with respect to the special meeting of the Verizon shareholders to be held in connection with the proposed transaction (the “proxy statement”). The registration statement on Form S-4 was declared effective by the SEC on December 10, 2013. Verizon mailed the prospectus to certain Vodafone shareholders and the proxy statement to Verizon shareholders on or about December 11, 2013. VODAFONE SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROSPECTUS AND VERIZON SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT, EACH TOGETHER WITH OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders can obtain free copies of the prospectus, the proxy statement and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders can obtain free copies of the prospectus, the proxy statement and other documents filed with the SEC by Verizon by contacting Verizon’s Assistant Corporate Secretary, Verizon Communications Inc., 140 West Street, 29th Floor, New York, New York 10007. These materials are also available on Verizon’s website at www.verizon.com/investor.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 12/31/13	3 Mos. Ended 12/31/12	% Change	12 Mos. Ended 12/31/13	12 Mos. Ended 12/31/12	% Change

Operating Revenues	$ 31,065	$ 30,045	3.4	$ 120,550	$ 115,846	4.1

Operating Expenses
Cost of services and sales	11,962	13,069	(8.5)	44,887	46,275	(3.0)
Selling, general and administrative expense	2,857	16,008	(82.2)	27,089	39,951	(32.2)
Depreciation and amortization expense	4,183	4,137	1.1	16,606	16,460	0.9

Total Operating Expenses	19,002	33,214	(42.8)	88,582	102,686	(13.7)

Operating Income (Loss)	12,063	(3,169)	*	31,968	13,160	*
Equity in earnings of unconsolidated businesses	8	87	(90.8)	142	324	(56.2)
Other income and (expense), net	(250)	(1,079)	(76.8)	(166)	(1,016)	(83.7)
Interest expense	(1,061)	(575)	84.5	(2,667)	(2,571)	3.7

Income (Loss) Before (Provision) Benefit for Income Taxes	10,760	(4,736)	*	29,277	9,897	*
(Provision) Benefit for income taxes	(2,844)	2,810	*	(5,730)	660	*

Net Income (Loss)	$ 7,916	$ (1,926)	*	$ 23,547	$ 10,557	*

Net income attributable to noncontrolling interests	$ 2,849	$ 2,303	23.7	$ 12,050	$ 9,682	24.5
Net income (loss) attributable to Verizon	5,067	(4,229)	*	11,497	875	*

Net Income (Loss)	$ 7,916	$ (1,926)	*	$ 23,547	$ 10,557	*

Basic Earnings (Loss) per Common Share
Net income (loss) attributable to Verizon	$ 1.77	$ (1.48)	*	$ 4.01	$ .31	*

Weighted average number of common shares (in millions)	2,867	2,862		2,866	2,853

Diluted Earnings (Loss) per Common Share (1)
Net income (loss) attributable to Verizon	$ 1.76	$ (1.48)	*	$ 4.00	$ .31	*

Weighted average number of common shares-assuming dilution (in millions)	2,875	2,862		2,874	2,862

Footnotes:

(1)	If there is a net loss, diluted EPS is the same as basic EPS. Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	12/31/13	12/31/12	$ Change

Assets
Current assets
Cash and cash equivalents	$ 53,528	$ 3,093	$ 50,435
Short-term investments	601	470	131
Accounts receivable, net	12,439	12,576	(137)
Inventories	1,020	1,075	(55)
Prepaid expenses and other	3,406	4,021	(615)

Total current assets	70,994	21,235	49,759

Plant, property and equipment	220,865	209,575	11,290
Less accumulated depreciation	131,909	120,933	10,976

	88,956	88,642	314

Investments in unconsolidated businesses	3,432	3,401	31
Wireless licenses	75,747	77,744	(1,997)
Goodwill	24,634	24,139	495
Other intangible assets, net	5,800	5,933	(133)
Other assets	4,535	4,128	407

Total Assets	$ 274,098	$ 225,222	$ 48,876

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 3,933	$ 4,369	$ (436)
Accounts payable and accrued liabilities	16,453	16,182	271
Other	6,664	6,405	259

Total current liabilities	27,050	26,956	94

Long-term debt	89,658	47,618	42,040
Employee benefit obligations	27,682	34,346	(6,664)
Deferred income taxes	28,639	24,677	3,962
Other liabilities	5,653	6,092	(439)

Equity
Common stock	297	297	—
Contributed capital	37,939	37,990	(51)
Reinvested earnings (Accumulated deficit)	1,782	(3,734)	5,516
Accumulated other comprehensive income	2,358	2,235	123
Common stock in treasury, at cost	(3,961)	(4,071)	110
Deferred compensation - employee stock ownership plans and other	421	440	(19)
Noncontrolling interests	56,580	52,376	4,204

Total equity	95,416	85,533	9,883

Total Liabilities and Equity	$ 274,098	$ 225,222	$ 48,876

Verizon – Selected Financial and Operating Statistics

Unaudited	12/31/13	12/31/12

Total debt (in millions)	$ 93,591	$ 51,987
Net debt (in millions)	$ 40,063	$ 48,894
Net debt / Adjusted EBITDA (1)	1.0x	1.3x
Common shares outstanding end of period (in millions)	2,862	2,859
Total employees	176,800	183,400
Quarterly cash dividends declared per common share	$ 0.530	$ 0.515

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/13	12 Mos. Ended 12/31/12	$ Change

Cash Flows From Operating Activities
Net Income	$ 23,547	$ 10,557	$ 12,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,606	16,460	146
Employee retirement benefits	(5,052)	8,198	(13,250)
Deferred income taxes	5,785	(952)	6,737
Provision for uncollectible accounts	993	972	21
Equity in earnings of unconsolidated businesses, net of dividends received	(102)	77	(179)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(5)	(403)	398
Other, net	(2,954)	(3,423)	469

Net cash provided by operating activities	38,818	31,486	7,332

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(16,604)	(16,175)	(429)
Acquisitions of investments and businesses, net of cash acquired	(494)	(913)	419
Acquisitions of wireless licenses	(580)	(3,935)	3,355
Proceeds from dispositions of wireless licenses	2,111	—	2,111
Net change in short-term investments	63	27	36
Other, net	671	494	177

Net cash used in investing activities	(14,833)	(20,502)	5,669

Cash Flows From Financing Activities
Proceeds from long-term borrowings	49,166	4,489	44,677
Repayments of long-term borrowings and capital lease obligations	(8,163)	(6,403)	(1,760)
Decrease in short-term obligations, excluding current maturities	(142)	(1,437)	1,295
Dividends paid	(5,936)	(5,230)	(706)
Proceeds from sale of common stock	85	315	(230)
Purchase of common stock for treasury	(153)	—	(153)
Special distribution to noncontrolling interests	(3,150)	(8,325)	5,175
Other, net	(5,257)	(4,662)	(595)

Net cash provided by (used in) financing activities	26,450	(21,253)	47,703

Increase (decrease) in cash and cash equivalents	50,435	(10,269)	60,704
Cash and cash equivalents, beginning of period	3,093	13,362	(10,269)

Cash and cash equivalents, end of period	$ 53,528	$ 3,093	$ 50,435

Verizon Communications Inc.

Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/13	3 Mos. Ended 12/31/12	% Change	12 Mos. Ended 12/31/13	12 Mos. Ended 12/31/12	% Change

Operating Revenues
Retail service	$ 16,967	$ 15,786	7.5	$ 66,334	$ 61,440	8.0
Other service	744	607	22.6	2,699	2,293	17.7

Service	17,711	16,393	8.0	69,033	63,733	8.3

Equipment	2,421	2,559	(5.4)	8,111	8,023	1.1
Other	993	1,042	(4.7)	3,879	4,112	(5.7)

Total Operating Revenues	21,125	19,994	5.7	81,023	75,868	6.8

Operating Expenses
Cost of services and sales	6,546	7,332	(10.7)	23,648	24,490	(3.4)
Selling, general and administrative expense	6,261	5,877	6.5	23,176	21,650	7.0
Depreciation and amortization expense	2,089	1,994	4.8	8,202	7,960	3.0

Total Operating Expenses	14,896	15,203	(2.0)	55,026	54,100	1.7

Operating Income	$ 6,229	$ 4,791	30.0	$ 25,997	$ 21,768	19.4
Operating Income Margin	29.5%	24.0%		32.1%	28.7%

Segment EBITDA	$ 8,318	$ 6,785	22.6	$ 34,199	$ 29,728	15.0
Segment EBITDA Service Margin	47.0%	41.4%		49.5%	46.6%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireless – Selected Operating Statistics

Unaudited	12/31/13	12/31/12	% Change

Connections (‘000)
Retail postpaid	96,752	92,530	4.6
Retail prepaid	6,047	5,700	6.1

Retail	102,799	98,230	4.7

Unaudited	3 Mos. Ended 12/31/13	3 Mos. Ended 12/31/12	% Change	12 Mos. Ended 12/31/13	12 Mos. Ended 12/31/12	% Change

Net Add Detail (‘000) (1)
Retail postpaid	1,573	2,100	(25.1)	4,118	5,024	(18.0)
Retail prepaid	80	142	(43.7)	354	893	(60.4)

Retail	1,653	2,242	(26.3)	4,472	5,917	(24.4)

Account Statistics
Retail Postpaid Accounts (‘000) (2)				35,083	35,057	0.1
Retail postpaid ARPA	$ 157.21	$ 146.80	7.1	$ 153.93	$ 144.04	6.9
Retail postpaid connections per account (2)				2.76	2.64	4.5

Churn Detail
Retail postpaid	0.96%	0.95%		0.97%	0.91%
Retail	1.27%	1.24%		1.27%	1.19%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones activated	88.9%	85.4%		85.7%	77.1%
Total Smartphone postpaid phone base (2)				70.0%	58.1%
Total Internet postpaid base (2)				10.7%	9.3%

Other Operating Statistics
Capital expenditures (in millions)	$ 2,705	$ 2,791	(3.1)	$ 9,425	$ 8,857	6.4

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/13	3 Mos. Ended 12/31/12	% Change	12 Mos. Ended 12/31/13	12 Mos. Ended 12/31/12	% Change

Operating Revenues
Consumer retail	$ 3,796	$ 3,569	6.4	$ 14,737	$ 14,043	4.9
Small business	642	660	(2.7)	2,591	2,659	(2.6)

Mass Markets	4,438	4,229	4.9	17,328	16,702	3.7

Strategic services	2,139	2,090	2.3	8,420	8,052	4.6
Core	1,507	1,756	(14.2)	6,283	7,247	(13.3)

Global Enterprise	3,646	3,846	(5.2)	14,703	15,299	(3.9)

Global Wholesale	1,632	1,770	(7.8)	6,714	7,240	(7.3)
Other	129	145	(11.0)	478	539	(11.3)

Total Operating Revenues	9,845	9,990	(1.5)	39,223	39,780	(1.4)

Operating Expenses
Cost of services and sales	5,581	5,878	(5.1)	21,928	22,413	(2.2)
Selling, general and administrative expense	2,060	2,313	(10.9)	8,595	8,883	(3.2)
Depreciation and amortization expense	2,073	2,125	(2.4)	8,327	8,424	(1.2)

Total Operating Expenses	9,714	10,316	(5.8)	38,850	39,720	(2.2)

Operating Income (Loss)	$ 131	$ (326)	*	$ 373	$ 60	*
Operating Income Margin	1.3%	(3.3)%		1.0%	0.2%

Segment EBITDA	$ 2,204	$ 1,799	22.5	$ 8,700	$ 8,484	2.5
Segment EBITDA Margin	22.4%	18.0%		22.2%	21.3%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited	12/31/13	12/31/12	% Change

Connections (‘000)
FiOS Video Subscribers	5,262	4,726	11.3
FiOS Internet Subscribers	6,072	5,424	11.9
FiOS Digital Voice residence connections	4,248	3,227	31.6

FiOS Digital connections	15,582	13,377	16.5

HSI	2,943	3,371	(12.7)
Total Broadband connections	9,015	8,795	2.5
Primary residence switched access connections	6,481	7,982	(18.8)
Primary residence connections	10,729	11,209	(4.3)

Total retail residence voice connections	11,229	11,849	(5.2)
Total voice connections	21,085	22,503	(6.3)

Unaudited	3 Mos. Ended 12/31/13	3 Mos. Ended 12/31/12	% Change	12 Mos. Ended 12/31/13	12 Mos. Ended 12/31/12	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	92	134	(31.3)	536	553	(3.1)
FiOS Internet Subscribers	126	144	(12.5)	648	607	6.8
FiOS Digital Voice residence connections	179	289	(38.1)	1,021	1,343	(24.0)

FiOS Digital connections	397	567	(30.0)	2,205	2,503	(11.9)

HSI	(106)	(117)	(9.4)	(428)	(482)	(11.2)
Total Broadband connections	20	27	(25.9)	220	125	76.0
Primary residence switched access connections	(340)	(402)	(15.4)	(1,501)	(1,924)	(22.0)
Primary residence connections	(161)	(113)	42.5	(480)	(581)	(17.4)

Total retail residence voice connections	(192)	(156)	23.1	(620)	(777)	(20.2)
Total voice connections	(372)	(344)	8.1	(1,418)	(1,634)	(13.2)

Revenue and ARPU Statistics
Consumer ARPU	$ 117.06	$ 105.63	10.8	$ 111.96	$ 101.77	10.0
FiOS revenues (in millions)	$ 2,965	$ 2,565	15.6	$ 11,152	$ 9,722	14.7
Strategic services as a % of total Enterprise revenues	58.7%	54.3%		57.3%	52.6%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,762	$ 1,725	2.1	$ 6,229	$ 6,342	(1.8)

Wireline employees (‘000)				81.9	86.4
FiOS Video Open for Sale (‘000)				15,022	14,200
FiOS Video penetration				35.0%	33.3%
FiOS Internet Open for Sale (‘000)				15,368	14,528
FiOS Internet penetration				39.5%	37.3%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Reconciliations – Consolidated Verizon

(dollars in millions)

Unaudited				12 Mos. Ended 12/31/12				12 Mos. Ended 12/31/13

Consolidated Operating Revenues				$ 115,846				$ 120,550

Adjusted EBITDA
							(dollars in millions)

Unaudited	3 Mos. Ended 3/31/12	3 Mos. Ended 6/30/12	3 Mos. Ended 9/30/12	3 Mos. Ended 12/31/12	3 Mos. Ended 3/31/13	3 Mos. Ended 6/30/13	3 Mos. Ended 9/30/13	3 Mos. Ended 12/31/13

Verizon Consolidated EBITDA
Consolidated net income (loss)	$ 3,906	$ 4,285	$ 4,292	$ (1,926)	$ 4,855	$ 5,198	$ 5,578	$ 7,916
Add/(Subtract):
Provision (benefit) for income taxes	726	793	631	(2,810)	864	988	1,034	2,844
Interest expense	685	679	632	575	537	514	555	1,061
Other (income) and expense, net	(19)	(34)	(10)	1,079	(39)	(25)	(20)	250
Equity in earnings of unconsolidated businesses	(103)	(72)	(62)	(87)	5	(120)	(19)	(8)

Operating income (loss)	5,195	5,651	5,483	(3,169)	6,222	6,555	7,128	12,063
Add Depreciation and amortization expense	4,028	4,128	4,167	4,137	4,118	4,151	4,154	4,183

Consolidated EBITDA	$ 9,223	$ 9,779	$ 9,650	$ 968	$ 10,340	$ 10,706	$ 11,282	$ 16,246

Operating income margin-YTD (1)				11.4%				26.5%
Consolidated EBITDA margin-YTD (1)				25.6%				40.3%

Operating income (loss)	$ 5,195	$ 5,651	$ 5,483	$ (3,169)	$ 6,222	$ 6,555	$ 7,128	$ 12,063
Severance, Pension, and Benefit Charges (Credits)	—	—	—	7,186	—	(237)	—	(5,995)
Gain on Spectrum License Transactions	—	—	—	—	—	—	(278)	—
Litigation Settlements	—	—	384	—	—	—	—	—
Other Non-Operational Costs	—	—	—	276	—	—	—	—

Adjusted operating income	5,195	5,651	5,867	4,293	6,222	6,318	6,850	6,068
Add Depreciation and amortization expense	4,028	4,128	4,167	4,137	4,118	4,151	4,154	4,183

Consolidated Adjusted EBITDA	$ 9,223	$ 9,779	$ 10,034	$ 8,430	$ 10,340	$ 10,469	$ 11,004	$ 10,251

Consolidated Adjusted EBITDA Margin-YTD (1)				32.3%				34.9%

(1)	Year-to-date Operating income, Consolidated EBITDA and Consolidated Adjusted EBITDA represent the sum of the quarterly results.

Net Debt to Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	12/31/12	12/31/13

Verizon Net Debt
Debt maturing within one year	$ 4,369	$ 3,933
Long-term debt	47,618	89,658

Total Debt	51,987	93,591
Less Cash and cash equivalents	3,093	53,528

Net Debt	$ 48,894	$ 40,063

Net Debt to Adjusted EBITDA Ratio	1.3x	1.0x

Adjusted EPS

Unaudited	3 Mos. Ended 12/31/12	3 Mos. Ended 12/31/13	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/13

Earnings Per Common Share, Reported	$ (1.48)	$ 1.76	$ 0.31	$ 4.00
Severance, Pension, and Benefit Charges (Credits)	1.55	(1.29)	1.55	(1.35)
Gain on Spectrum License Transactions	—	—	—	(0.02)
Wireless Transaction Costs	—	0.19	—	0.20
Early Debt Redemption and Other Restructuring Costs	0.31	—	0.31	—
Litigation Settlements	—	—	0.08	—

Adjusted EPS	$ 0.38	$ 0.66	$ 2.24	$ 2.84

Note: EPS may not add due to rounding.

Free Cash Flow

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/13

Net cash provided by operating activities	$ 31,486	$ 38,818
Less Capital expenditures	16,175	16,604

Free Cash Flow	$ 15,311	$ 22,214

Verizon Communications Inc.

Reconciliations - Segments

Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/12	3 Mos. Ended 12/31/13	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/13

Wireless Segment EBITDA
Operating income	$ 4,791	$ 6,229	$ 21,768	$ 25,997
Add Depreciation and amortization expense	1,994	2,089	7,960	8,202

Wireless Segment EBITDA	$ 6,785	$ 8,318	$ 29,728	$ 34,199

Wireless total operating revenues	$ 19,994	$ 21,125	$ 75,868	$ 81,023

Wireless service revenues	$ 16,393	$ 17,711	$ 63,733	$ 69,033

Wireless operating income margin	24.0%	29.5%	28.7%	32.1%

Wireless Segment EBITDA service margin	41.4%	47.0%	46.6%	49.5%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/12	3 Mos. Ended 12/31/13	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/13

Wireline Segment EBITDA
Operating income (loss)	$ (326)	$ 131	$ 60	$ 373
Add Depreciation and amortization expense	2,125	2,073	8,424	8,327

Wireline Segment EBITDA	$ 1,799	$ 2,204	$ 8,484	$ 8,700

Wireline total operating revenues	$ 9,990	$ 9,845	$ 39,780	$ 39,223

Wireline operating income margin	(3.3)%	1.3%	0.2%	1.0%

Wireline Segment EBITDA margin	18.0%	22.4%	21.3%	22.2%

Wireline Segment EBITDA
Operating income			$ 60
Add the Superstorm Sandy impact			319

Operating income excluding the Superstorm Sandy impact			379
Add Depreciation and amortization expense			8,424

Wireline Segment EBITDA excluding the Superstorm Sandy impact			$ 8,803

Wireline total operating revenues			$ 39,780

Wireline Segment EBITDA margin excluding the Superstorm Sandy impact			22.1%